CHINA HEALTH INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2013 and for the three months ended September 30, 2013 of China Health Industries Holdings, Inc. and Subsidiaries (“CHHE”) have given effect to the acquisition of Heilongjiang Huimeijia Pharmaceutical Co., Ltd. (“HLJ Huimeijia”) completed on November 22, 2013, as if it had occurred on July 1, 2012. The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 gives effect to the acquisition of HLJ Huimeijia as if it had occurred on September 30, 2013.

Such unaudited pro forma financial information is prepared based on the historical financial statements of CHHE and HLJ Huimeijia and certain adjustments which CHHE believes to be reasonable, to give effect to the acquisition, which are described in the notes below.

The unaudited pro forma financial information:

•	does not purport to represent what the combined results of operations actually would have been if the acquisition of HLJ Huimeijia had occurred on July 1, 2012, or what those results will be for any future periods or what the combined balance sheet would have been if the acquisition of the HLJ Huimeijia had occurred on September 30, 2013. The pro forma adjustments are based on information current as of February 18, 2014 (being the latest practicable date prior to the publication of this document); and

•	has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of HLJ Huimeijia. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to HLJ Huimeijia. As a result, the actual amounts recorded in the combined financial statements of CHHE may differ from the amounts reflected in the accompanying unaudited pro forma financial information, and the differences may be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2013

	Historical CHHE	Historical HLJ Huimeijia	Pro Forma Adjustments	Notes	Pro Forma Combined

ASSETS

Current assets
Cash and cash equivalents	$28,612,081	$20,380	$-		$28,632,461
Notes receivable	4,699	41,596	-		46,295
Accounts receivable, net	135,762	106,655	-		242,417
Inventory	25,284	820,543	-		845,827
Other receivable	16,339,869	83,201	(16,339,869)	(a)	83,201
Advance to suppliers	65,311	150,419	-		215,730
Total current assets	45,183,006	1,222,794	(16,339,869)		30,065,931

Property, plant & equipment - net	3,228,981	1,424,438	-		4,653,419
Intangible assets - net	5,474,411	694,792	-		6,169,203
Construction-in-progress	1,961	189,160	-		191,121
Total assets	$53,888,359	$3,531,184	$(16,339,869)		$41,079,674

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Short term loan	$-	$1,143,791	$-		$1,143,791
Accounts payable and accrued expenses	91,351	478,464	-		569,815
Advance from customers	29,412	222,554	-		251,966
Related party debts	431,889	1,717,746	-		2,149,635
Wages payable	154,089	-	-		154,089
Other payable	-	62,726	-		62,726
Taxes payable	238,744	17,478	-		256,222
Total current liabilities	945,485	3,642,759	-		4,588,244

Stockholders' equity

Common stock	6,224	-	-		6,224
Paid-in capital	-	1,920,025	(1,920,025)	(a)	-
Additional paid-in capital	1,462,227	-	(1,434,910)	(a)	27,317
Accumulated other comprehensive income	4,654,306	29,785	(29,785)	(a)	4,654,306
Statutory reserve	38,679	-	-		38,679
Retained earnings (accumulated deficit)	46,781,438	(2,061,385)	(12,955,149)	(a)	31,764,904
Total stockholders' equity (deficit)	52,942,874	(111,575)	(16,339,869)		36,491,430

Total liabilities and stockholders' equity (deficit)	$53,888,359	$3,531,184	$(16,339,869)		$41,079,674

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended June 30, 2013

	Historical CHHE	Historical HLJ Huimeijia	Pro Forma Adjustments	Pro Forma Combined

REVENUE	$7,727,040	$1,268,613	$-	$8,995,653

COST OF GOODS SOLD	6,752,699	979,584	-	7,732,283

GROSS PROFIT	974,341	289,029	-	1,263,370

OPERATING EXPENSES
Selling, general & administrative expenses	(1,123,213)	(764,324)	-	(1,887,537)
Depreciation and amortization expenses	(182,687)	(96,643)	-	(279,330)
Research & development expenses	(444,945)	-	-	(444,945)
Total operating expenses	(1,750,845)	(860,967)	-	(2,611,812)

LOSS FROM OPERATIONS	(776,504)	(571,938)	-	(1,348,442)

OTHER INCOME (EXPENSES)
Interest income	247,513	129	-	247,642
Interest expense	-	(121,703)	-	(121,703)
Non-operating expense	-	(281)	-	(281)
Total other income (expenses)	247,513	(121,855)	-	125,658

LOSS BEFORE INCOME TAXES	(528,991)	(693,793)	-	(1,222,784)

Provision for income taxes	23,932	-	-	23,932

NET LOSS	$(552,923)	$(693,793)	$-	$(1,246,716)

Earnings per share:
Basic & diluted earnings per share	$(0.01)	$-	$-	$(0.02)

Weighted average shares outstanding:
Basic & diluted weighted average shares outstanding	62,239,737	-	-	62,239,737

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 30, 2013

	Historical CHHE	Historical HLJ Huimeijia	Pro Forma Adjustments	Pro Forma Combined

REVENUE	$1,385,784	$303,734	$-	$1,689,518

COST OF GOODS SOLD	1,326,688	204,752	-	1,531,440

GROSS PROFIT	59,096	98,982	-	158,078

OPERATING EXPENSES
Selling, general & administrative expenses	(407,088)	(123,578)	-	(530,666)
Depreciation and amortization expenses	(199,577)	(29,653)	-	(229,230)
Research & development expenses	(157,060)	-	-	(157,060)
Total operating expenses	(763,725)	(153,231)	-	(916,956)

LOSS FROM OPERATIONS	(704,629)	(54,249)	-	(758,878)

OTHER INCOME (EXPENSES)
Interest income	39,276	18	-	39,294
Interest expense	-	(22,780)	-	(22,780)
Other income	9,795	-	-	9,795
Non-operating income	-	14,605	-	14,605
Non-operating expense	-	(9)	-	(9)
Total other income (expenses)	49,071	(8,166)	-	40,905

LOSS BEFORE INCOME TAXES	(655,558)	(62,415)	-	(717,973)

Provision for income taxes	-	-	-	-

NET LOSS	$(655,558)	$(62,415)	$-	$(717,973)

Earnings per share:
Basic & diluted earnings per share	$(0.01)	$-	$-	$(0.01)

Weighted average shares outstanding:
Basic & diluted weighted average shares outstanding	62,239,737	-	-	62,239,737

CHINA HEALTH INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with U.S. GAAP, including the following with unaudited adjustments:

•	Historical financial information of CHHE has been extracted without adjustment from CHHE’s audited consolidated financial statements for the fiscal year ended June 30, 2013 included in CHHE’s Annual Report on Form 10-K filed with the SEC on October 15, 2013, and CHHE’s unaudited interim consolidated financial statements for the three months ended September 30, 2013 included in CHHE’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013.

•	Historical financial information of HLJ Huimeijia has been extracted without adjustment from HLJ Huimeijia’s audited financial statements for the fiscal year ended June 30, 2013 and unaudited interim financial statements for the three months ended September 30, 2013 as included in this Form 8-K.

The accompanying pro forma financial information should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Financial Information;

•	the audited consolidated financial statements of CHHE for the fiscal year ended June 30, 2013 and the unaudited interim consolidated financial statements of CHHE for the three months ended September 30, 2013, and the notes relating thereto; and

•	the audited financial statements of HLJ Huimeijia for the fiscal year ended June 30, 2013 and the unaudited interim financial statements of HLJ Huimeijia for the three months ended September 30, 2013, and the notes relating thereto, included in this Form 8-K.

This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the acquisition of HLJ Huimeijia been effected on the date as indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

NOTE 2 - DESCRPTION OF TRANSACTION

On November 22, 2013, CHHE, through its wholly owned subsidiary, Harbin Humandkind Biology Technology Co., Ltd. (“Humankind”), completed the acquisition of HLJ Huimeijia for an aggregate purchase price of $16,339,869 (RMB 100,000,000).

HLJ Huimeijia and Humankind are under the common control of Mr. Xin Sun, the CEO of CHHE before and after the date of transfer of HLJ Huimeijia’s net assets to Humankind. CHHE’s accounting policy adopted the guidance in ASC 805-50-05-5 for the transfer of net assets between entities under common control to apply a method similar to the pooling-of-interests method. Under this method, the financial statements of Humankind shall report results of operations for the period in which the transfer occurs as though the transfer of net assets had occurred at the beginning of the period. Results of operations for that period will thus comprise those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period. Similarly, Humankind shall present the statements of financial position and other financial information as of the beginning of the period as though the assets and liabilities had been transferred at that date. Financial statements and financial information of Humankind presented for prior years also shall be retrospectively adjusted to furnish comparative information.

Furthermore, according to ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

The presentation of those financial statements and related accounting treatment of the transfer had been reflected in the Quarterly Report on Form 10-Q filed with the SEC on February 19, 2014. Assets and liabilities of HLJ Huimeijia are presented at carrying value from its historical financial statements for the purpose of this pro forma financial information.

NOTE 3 - PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

(a)	Other Receivable and Shareholders’ Equity

Prior to the completion of the acquisition, CHHE had prepaid the purchase price of $16,339,869 (RMB 100,000,000), which was recorded as Other Receivable as of September 30, 2013. A pro forma adjustment decreases such balance in Other Receivable while eliminating the equity interests of HLJ Huimeijia, which was a shareholders’ deficit consisted of $1,920,025 of paid-in capital, $29,785 of accumulated other comprehensive income, and $2,061,385 of accumulated deficit. The elimination resulting in $16,451,444 in excess of the equity interests of HLJ Huimeijia, which was applied to decreasing the entire additional paid-in capital of Humankind by $1,434,910 and its retained earnings by 15,016,534.

(b)	Intra-Entity Transactions

No intra-entity transactions were recorded at CHHE and HLJ Huimeijia that would be subject to elimination as of and for the three months ended September 30, 2013 and for the fiscal year ended June 30, 2013.